EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
PHH Corporation:



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements and schedules included in the Annual Report on Form 10-K of PHH Corporation for the year ended April 30, 1995



                              KPMG PEAT MARWICK LLP



Baltimore, Maryland
November 27, 1995